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                                                                    EXHIBIT 99.2


                      [PENTASTAR COMMUNICATIONS, INC. LOGO]


          PENTASTAR COMMUNICATIONS, INC. RESTRUCTURES CREDIT AGREEMENT

Denver, Colorado (October 1, 2001) - PentaStar Communications, Inc. (NASDAQ:PNTA), the nation's largest communications services agent, today announced it has completed the restructuring of its credit agreement with Wells Fargo Bank, N.A. ("Wells Fargo"). The restructured agreement extends the term until April 15, 2002, provides for current borrowing availability of approximately $7.5 million, eliminates the financial ratio covenant for which the Company was in non-compliance, and allows for immediate cash for operations.

In addition, certain officers and directors of the Company have agreed to purchase $200,000 of common stock from the Company. The share price will be determined by an average closing price computed from October 1, 2001 through October 5, 2001.

"We are pleased to have restructured our credit agreement with Wells Fargo. The cost reduction plan previously announced has now been implemented and we are generating positive cashflow. The common stock purchase from all executive officers and certain directors of the Company is a positive statement to our shareholders and our employees reaffirming our confidence in the future prospects of our business," said Bob Lazzeri, Chief Executive Officer of PentaStar.

"We are also pleased to report that based upon information now available to the Company, we expect our third quarter 2001 will be substantially improved compared to our second quarter 2001, both in terms of revenue and EBITDA. Despite challenging economic conditions, we still see great opportunity for our services as our customers are relying more on communications and are looking for ways to become more efficient in how they communicate," added Lazzeri.

For further details regarding the restructured credit agreement with Wells Fargo, please refer the Company's filing on Form 8-K dated October 1, 2001.


ABOUT PENTASTAR COMMUNICATIONS, INC.

PentaStar designs, procures and facilitates the installation and use of communications services solutions that best meet customers' specific requirements and budgets. PentaStar was formed in March 1999 to become a national communications services agent and specializes in being the single source provider of total communications solutions for its business customers. PentaStar's common stock is traded on the Nasdaq National Market under the ticker symbol PNTA. For more complete information about PentaStar, contact PentaStar Communications, Inc., 1660 Wynkoop St., Denver, Colorado 80202, (303) 825-4400, visit the Company's website at www.pentastarcom.com or send an email to info@pentastarcom.com.


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This press release may contain forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results or outcomes to differ materially from those currently anticipated. The following important factors and uncertainties, among others, could cause our actual results to differ materially from those described in these forward-looking statements: our ability to obtain sufficient financing to continue to execute our business model; our lack of combined operating history and our untested business model; our success in carrying out our acquisition strategy; our reliance on regional bell operating companies and other service providers for communications services; our ability to increase revenues from service providers other than local access service providers. For a detailed discussion of these and other factors that could affect actual results or outcomes please refer to PentaStar's previous filings with the Securities and Exchange Commission, including PentaStar's Registration Statement on Form S-3 dated June 28, 2001 and related Prospectus, its Form 10-Q dated August 14, 2001 and all other Securities and Exchange Commission filings submitted as of this date.


CONTACT INFORMATION:
Nancy Shipp
PentaStar Communications, Inc.
Email: nancy.shipp@pentastarcom.com
Phone: 303-825-4400